SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 20, 2004

                               PHARMOS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

            Nevada                    0-11550                    36-3207413
(States or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)             file Number)             Identification No.)

                99 Wood Avenue South, Suite 311, Iselin, NJ 08830
               (Address of Principal Executive Offices) (Zip Code)

        Registrants' telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On August 20, 2004, Pharmos Corporation raised $16.75 million gross proceeds in a placement of common stock with several institutional investors.

An aggregate of 5,583,333 shares were issued utilizing a shelf registration of Pharmos' securities declared effective by the Securities and Exchange Commission in December 2003 (Registration No. 333-110578) and was priced at $3.00 per share. The proceeds will be used for general corporate purposes. Rodman & Renshaw, Inc., and Harris Nesbitt Corp. acted as placement agents for the transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Letter Agreement dated as of August 20, 2004 between Rodman & Renshaw, Inc., and Harris Nesbitt Corp., as placement agents, and the Registrant.

99.2  Press release of Pharmos Corporation dated August 23, 2004.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of August, 2004.

                               PHARMOS CORPORATION


                               By:    /s/ JAMES A. MEER
                                      ------------------
                               Name:  James A. Meer
                               Title: Vice President and Chief Financial Officer